SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 11, 2014
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on December 16, 2013, BioLife Solutions, Inc. (the “Company”) entered into note conversion agreements (each, a “Note Conversion Agreement” and together, the “Note Conversion Agreements”) with each of Thomas Girschweiler and Walter Villiger (each, an “Investor” and together, the “Investors”).

Mr. Girschweiler is a director of the Company and holds approximately 20% of the Company’s issued and outstanding common stock as of the date hereof.  Mr. Villiger holds approximately 27% of the Company’s issued and outstanding common stock as of the date hereof.

On February 11, 2014, Mr. Girschweiler transferred to Taurus4757 GmbH (an entity wholly-owned by Mr. Girschweiler) and Mr. Villiger transferred to WAVI Holding AG (an entity wholly-owned by Mr. Villiger), pursuant to an assignment and amendment agreement between the Company and each respective Investor and transferee (each, an “Amendment” and together, the “Amendments”), all of their rights and obligations under the Investor’s respective Note (as defined below), the Facility Agreement (as defined below) and respective Note Conversion Agreement (collectively, the “Note Documents”).  The Investors have advised the Company that the transfers were effected for tax structuring purposes.  The Amendments did not change the Investors’ beneficial ownership of the Notes and the other Note Documents, nor did they affect the terms of conversion set forth in the Note Conversion Agreements.

Background Information

On January 11, 2008, the Company issued to each of the Investors a promissory note in the original principal amount of $2,500,000, which was subsequently amended October 20, 2008, December 16, 2009, November 16, 2010, August 10, 2011, and May 30, 2012 (each, a “Note” and collectively, the “Notes”), in connection with that certain Secured Multi-Draw Term Loan Facility Agreement dated as of January 11, 2008, by and among the Company and the Investors, which was subsequently amended October 20, 2008, December 16, 2009, November 16, 2010, August 10, 2011, and May 30, 2012 (the “Facility Agreement”). As of the date hereof, the aggregate outstanding principal balance on the Notes was approximately $10,600,000.  The Notes are due and payable, together with accrued interest, on the earlier of (i) January 11, 2016, or (ii) an Event of Default (as defined in the Note).

Pursuant to the Note Conversion Agreements, the conversion of the Notes will be effected on substantially similar terms and in connection with the Company’s next offer and sale of its equity for cash (a “Qualified Financing”). The entire outstanding indebtedness of the Notes, including all accrued and unpaid interest through the date of conversion, will convert into substantially identical securities of the Company issued in the Qualified Financing, at a conversion price equal to the per security offering price in the Qualified Financing in consideration for the cancellation by the Investors of the entire principal amount of indebtedness and accrued interest thereon, and the release of all related security interests.

The foregoing description of the Note Conversion Agreements is not complete and is qualified in its entirety by reference to the full and complete terms of the Note Conversion Agreements, which were attached to the Current Report on Form 8-K filed December 16, 2013 as Exhibit 10.1 and Exhibit 10.2.

Terms of the Amendments

Pursuant to the Amendments, the Investors have assigned their respective rights and obligations under the Note Documents to entities wholly-owned and controlled by the Investors, namely WAVI Holding AG in the case of Mr. Villiger and Taurus4757 GmbH in the case of Mr. Girschweiler.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendments, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #                      Description

10.1	Assignment and Amendment of Note Conversion Agreement, dated February 11, 2014, by and among the Company, Walter Villiger and WAVI Holding AG.

10.2	Assignment and Amendment of Note Conversion Agreement, dated February 11, 2014, by and among the Company, Thomas Girschweiler and Taurus4757 GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: February 12, 2014	By:	/s/Daphne Taylor
Daphne Taylor
Chief Financial Officer